UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 29, 2013

PAN AMERICAN GOLDFIELDS LTD.

(Exact name of Registrant as specified in its charter)

Delaware	000-23561	84-1431797
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 – 570 Granville Street Vancouver, BC, V6C 3P1
(Address of principal executive offices) (Zip Code)

(604) 681-1163
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Pan American Goldfields LTD. (the “Company”) has terminated the services of a certain consultant and certain advisor as of May 27th, 2013 (the “Termination Date”). In connection with entering into the agreements for the provision of consultant and advisor services, the Company issued to the consultant and advisor, warrants to purchase, in the aggregate, 4,000,000 shares of common stock of the Company. The warrants were granted on December 29, 2011, with an exercise price of $0.30. The warrants were to vest over a five-year period. Twenty percent of the warrants vested on the grant date with the remainder vesting in four equal annual installments. The warrants expired on the Termination Date, pursuant to their terms, and are no longer outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAN AMERICAN GOLDFIELDS LTD.

Date: May 29, 2013	By:	/s/ Salil Dhaumya
Salil Dhaumya
Chief Financial Officer